UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 15, 2007

                               AMIS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)




           DELAWARE                000-50397              51-0309588

 (State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)           File Number)         Identification No.)


       2300 BUCKSKIN ROAD, POCATELLO, IDAHO                  83201
     (Address of Principal Executive Offices)              (Zip Code)

                                 (208) 233-4690
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 15, 2007, AMIS Holdings, Inc. (the "Company"), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, hired Joseph J. Passarello, 45, to serve as its Senior Vice President and Chief Financial Officer. The Company's Board of Directors approved Mr. Passarello's appointment to these positions on June 20, 2007, and these appointments and Mr. Passarello's employment with the Company will commence effective July 16, 2007.

Mr. Passarello was Chief Financial Officer of Therma-Wave, Inc. from June 2005 to May 2007. Therma-Wave, a company that develops, manufactures, markets and services process control metrology systems used in the manufacture of semiconductors, recently became a KLA-Tencor family of companies. Prior to becoming Chief Financial Officer at Therma-Wave, Mr. Passarello was Vice President and Controller of JDS Uniphase from March 2002 to April 2005.

The Company's Board also appointed Christine King, the Company's Chief Executive Officer, to act as its interim Chief Financial Officer and Raymond Langhaim as its interim Chief Accounting Officer, each for the period from July 6, 2007, the previously-announced effective date of the resignation of David A. Henry, the Company's current Chief Financial Officer, until July 16, 2007. Mr. Langhaim has been employed as the Company's Vice President and Controller since June 2005.

In connection with hiring Mr. Passarello, the Company also entered into a compensation arrangement with him pursuant to which he will receive an annual base salary of $280,000. Mr. Passarello will also receive $50,000 as a one-time sign-on bonus and will be eligible to receive an annual bonus at a target rate of 60% of his annual base salary on the attainment of annual performance goals to be approved by the Board of Directors, with $84,000 of this bonus guaranteed for the 2007 calendar year.

At the next regularly scheduled Compensation Committee meeting, the Company will recommend that the Compensation Committee approve the grant to Mr. Passarello of an option to purchase 200,000 shares of the Company's common stock at an exercise price equal to the fair market value of a share of the common stock on the grant date, which will have a 7-year term and will vest and become exercisable with respect to 1/4 of the shares on the first anniversary of Mr. Passarello's start date and with respect to 1/48 of the shares each month after that date. Mr. Passarello will be eligible to receive additional options at the discretion of the Compensation Committee based on his performance and market competitiveness. In addition, the Company will recommend that the Compensation Committee approve the grant to Mr. Passarello of 10,000 time-vesting restricted stock units, which will vest and become payable one-third of the shares on the first anniversary of his start date, provided that he remains an employee of or consultant to the Company at such date, and one-third of the shares on each of the first and second anniversaries of that date, provided that he remains an employee of or consultant to the Company at each such date. The Company will also recommend that the Compensation Committee approve the grant to Mr. Passarello of 10,000 performance-based restricted stock units, which will begin vesting only upon the achievement of specified performance goals and, provided that at least the minimum performance goals are achieved, vest with respect to 1/3 of the shares on March 1, 2008, and with respect to 1/3 of the shares on each of the next two anniversaries of that date, provided that Mr. Passarello remains an employee of or consultant to the Company at each such date. These shares will be subject to the Company achieving specific results on two key performance metrics, operating margin and revenue for the period commencing on July 1, 2007 and ending on December 31, 2007. Detailed targets and threshold performance for the achievement of these grants will be determined by the Compensation Committee prior to approving this grant.

Mr. Passarello's compensation arrangement also includes change of control severance provisions. In the event that Mr. Passarello's employment with the Company is involuntarily terminated, other than for cause or by reason of his death or disability, within ninety days prior to or two years after a change of control, the Company shall pay to him the following benefits:
     o a lump sum payment in cash equal to the value of his earned but unpaid annual base salary and other vested but unpaid cash entitlements through the termination date;

     o any other vested benefits earned through the termination date under any employee benefit plan or arrangement maintained by the Company;
     o a cash payment in an amount equal to the sum of his then-current annual base salary and then-current target bonus;
     o a cash payment in an amount equal to the cost to him to purchase COBRA benefits for the eighteen month period after the termination.


In addition, one-half of his then-outstanding equity awards will accelerate and become fully vested. The Company will also pay Mr. Passarello's relocation expenses in connection with his move from Pocatello, ID back to Palo Alto, CA. Should he remain in the employ of the Company as of the day prior to the effective date of the change of control, the Company will also pay him a cash payment equal to three-twelfths of his annual base salary in effect immediately prior to the change of control.

In addition, the Company agreed to pay Mr. Passarello's relocation expenses in connection with his move from Palo Alto, CA to Pocatello, ID in accordance with the Company's established relocation terms and conditions. Mr. Passarello is also eligible for the various Company benefit plans. These include a group insurance program which consists of a hospital, surgical, major medical, life, dependent life, accidental death insurance and dental plan, an annual executive physical, in addition to the Company's 401(k) Investment Plan.


ITEM 7.01  REGULATION FD DISCLOSURE

The Company issued a press release regarding Mr. Passarello's appointment, a copy of which is filed as an exhibit to this Current Report on Form 8-K.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
------------

Exhibit No.   Description
-----------   -------------

   99.1       Press Release Dated June 21, 2007



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               AMIS HOLDINGS, INC.

Date: June 21, 2007                            By: /s/ CHRISTINE KING
      ---------------------------------            -----------------------------
                                               Name: Christine King
                                               Title: Chief Executive Officer